UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020

Oncorus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39575	47-3779757
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Hampshire Street, Suite 401 Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 320-6400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Operating Officer and Chief of Staff

On December 4, 2020, the Board of Directors of Oncorus, Inc., or the Company, appointed Steve Harbin to the position of Chief Operating Officer and Chief of Staff of the Company, effective as of December 7, 2020, or the Effective Date.

Mr. Harbin, age 62, has served as president of Albourne Consulting LLC, a consultancy firm he owns that provides strategic counsel to early-stage biotech companies, since April 2019. In this capacity, Mr. Harbin has provided consulting services to the Company since July 2019 in connection with the Company’s strategic manufacturing and operational objectives. Previously, Mr. Harbin served as the Chief Sustainability Officer and Senior Vice President of Corporate Facilities & Norwood Manufacturing at Moderna, Inc., or Moderna, a U.S.-based biotechnology company, from August 2017 to April 2019. Prior to that, he served as the Senior Vice President of Global Operations, Quality & Corporate Facilities at Moderna from October 2016 to August 2017, and as Senior Vice President, Human Resources, Global Operations, Quality & Corporate Facilities at Moderna from July 2013 to October 2016. Mr. Harbin also previously held the position of Senior Vice President, Global Operations at bioMériux SA, a multinational biotechnology company, and served in a variety of senior business and operational leadership roles for both publicly and privately held biotechnology companies. Mr. Harbin holds a diploma in Agriculture and a diploma in Farm Management from Durham College of Agriculture and Horticulture in the United Kingdom.

In connection with Mr. Harbin’s appointment as Chief Operating Officer and Chief of Staff, the Company has entered into an employment agreement, or the Employment Agreement, with Mr. Harbin, effective as of the Effective Date, pursuant to which Mr. Harbin will receive, in exchange for his commitment to providing services to the Company approximately three days per week, an annual base salary of $250,000 per calendar year, and will be eligible to receive a target annual bonus per calendar year in an amount up to 40% of his annual base salary, subject to the discretion of the Board of Directors, or the Board. Mr. Harbin’s base salary is subject to review and adjustment from time to time by the Board in its sole discretion.

The Employment Agreement does not provide for a specified term of employment and Mr. Harbin’s employment is on an at-will basis. Mr. Harbin is also eligible to participate in the Company’s employee and executive benefit plans and programs as may be maintained by the Company from time to time.

In addition, and pursuant to the terms of the Employment Agreement, the Board has granted options, or the Option Grants, to Mr. Harbin to purchase shares of the Company’s common stock pursuant to the Company’s 2020 Equity Incentive Plan, or the Plan, on December 7, 2020, or the Grant Date, as follows: (a) an option to purchase 169,000 shares of the Company’s common stock, subject to vesting as to 25% of the underlying shares on the first anniversary of the Grant Date and as to the remaining underlying shares in equal monthly installments over 36 months thereafter, subject to Mr. Harbin’s continued service through each such vesting date, and (b) an option to purchase 113,000 shares of the Company’s common stock, subject to vesting upon the achievement of performance-based milestones established by the Board, subject to Mr. Harbin’s continued service through each such vesting date. The Option Grants are subject to the terms and conditions of the award agreements pursuant to which they are granted. Mr. Harbin will remain eligible for additional future stock option and other equity awards as may be determined by the Board, or a committee thereof, in accordance with the Plan.

The foregoing description of the terms of the Employment Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

In connection with his employment, Mr. Harbin also entered into the Company’s standard form of Employee Confidential Information and Invention Assignment Agreement and is eligible to enter into the Company’s standard form of Indemnity Agreement. Mr. Harbin was not appointed to serve as Chief Operating Officer and Chief of Staff pursuant to any arrangements or understandings with the Company (other than as reflected in the Employment Agreement) or with any other person. There are no related party transactions between Mr. Harbin and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no family relationships between Mr. Harbin and any director or executive officer of the Company.

Item 7.01 Regulation FD Disclosure

On December 7, 2020, the Company issued a press release announcing the appointment of Mr. Harbin as its Chief Operating Officer and Chief of Staff. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Oncorus, Inc. on December 7, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCORUS, INC.

By:	/s/ John McCabe
John McCabe Chief Financial Officer

Dated: December 7, 2020